Exhibit 99.1

Release Date:	January 4, 2010	Contact:	Craig A. Creaturo Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com Homepage: www.ii-vi.com

II-VI Incorporated Announces Completion of its

Acquisition of Photop Technologies, Inc.; Updates Fiscal Year 2010 Guidance

PITTSBURGH, PA – January 4, 2010 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced today that it has completed its previously announced acquisition of Photop Technologies, Inc. (Photop). The initial consideration consisted of cash of $45.6 million and 1,146,000 shares of II-VI common stock. In addition, the purchase agreement provides up to $12.0 million of additional cash earn-out opportunities based upon Photop achieving certain agreed upon financial targets in calendar 2010 and 2011. The final purchase price will be subject to customary closing adjustments, including working capital adjustments.

Photop, headquartered in Fuzhou, China with over 3,000 employees, is a vertically-integrated manufacturer of engineered materials, optical components, microchip lasers for visible display applications and optical modules for use in fiber optic communication networks and other diverse consumer and commercial applications. Photop generated approximately $43 million in revenues for the nine months ended September 30, 2009.

The acquisition is expected to be neutral to net earnings during the fiscal year ending June 30, 2010. The positive operational results of Photop for the six months ending June 30, 2010 are expected to offset (a) the various acquisition related expenses which are required to be expensed as incurred under Accounting Standards Codification Topic 805: Business Combinations (FAS 141R) and (b) the dilutive effect of the shares of II-VI common stock that were used for the acquisition. The transaction is expected to be accretive in the fiscal year ending June 30, 2011.

During the quarter ended December 31, 2009, II-VI incurred approximately $1.0 million of transaction-related expenses, after-tax. For the fiscal year ending June 30, 2010, II-VI is updating its revenue guidance from a range of $264 million to $274 million to a range of $293 million to $305 million as a result of the Photop transaction. II-VI is maintaining its guidance for earnings per share from continuing operations to range from $0.85 to $0.95. II-VI plans to release its financial results for the second fiscal quarter ended December 31, 2009 on January 19, 2010, and will update its fiscal year ending June 30, 2010 guidance as appropriate.

Bob Dodds, President of Hong Kong-based DRP Capital, served as financial advisor to II-VI Incorporated.

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II-VI Incorporated

January 4, 2010

Photop will be combined with II-VI’s VLOC Incorporated subsidiary and Near-Infrared Optics business for financial reporting purposes. This combined group, along with the Compound Semiconductor Group, will be directed by Dr. Vincent D. (Chuck) Mattera, Jr., Vice President of II-VI, who was promoted today to Executive Vice President of II-VI.

Webcast Information

In conjunction with this release, II-VI will host a conference call that will be broadcast live over the Internet on January 4, 2010. Individuals wishing to participate in the webcast, to be held at 5:00 p.m. Eastern Time on January 4, 2010, can access the event at the Company’s web site by visiting www.ii-vi.com or via http://tinyurl.com/y8m37p8. An online archive of the broadcast will be available within four hours of the live call, will remain available for two weeks and can be accessed through the Company’s website.

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers. In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

About Photop Technologies, Inc.

Established in 2003 through a merger of four companies, each a leader in its existing product field of Optics, Lasers, Fiber Optics, and Photonic Crystal Materials, Photop Technologies, Inc. is a leading photonics designer and integrated manufacturing company of Fiber Optics, Precision Optics, Projection and Display Optics, Solid State Lasers, Crystal Materials, and other Photonics Products. Headquartered in Fuzhou, China, with over 3,000 employees including over 350 dedicated engineers in Fuzhou, Shanghai and Guangzhou, China, Photop is dedicated to advanced design and extensive technologies, highly-efficient manufacturing infrastructure, volume production capability and capacity, and leading-edge research and development.

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II-VI Incorporated

January 4, 2010

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. Any forward-looking statements are made as of the date of issuance and the Company undertakes no obligation to publicly revise or update any forward-looking statements.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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